The Vantagepoint Funds

Procedures for Purchases of Securities in
Underwritings in which an Affiliated
Broker Participates as Principal Underwriter: Rule 10f-3

A. DEFINITIONS

(1) “Domestic Issuer” means any issuer other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country.

(2) “Eligible Foreign Offering” means a public offering of securities, conducted under the laws of a country other than the United States, that meets the following conditions: (i) the offering is subject to regulation by a "foreign financial regulatory authority," as defined in section 2(a)(50) of the 1940 Act, in such country; (ii) the securities are offered at a fixed price to all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer); (iii) financial statements, prepared and audited in accordance with standards required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, are made available to the public and prospective purchasers in connection with the offering; and (iv) if the issuer is a Domestic Issuer, it meets the following conditions: (a) it has a class of securities registered pursuant to section 12(b) or 12(g) of the 1934 Act or is required to file reports pursuant to section 15(d) of the 1934 Act; and (b) it has filed all the material required to be filed pursuant to section 13(a) or 15(d) of the 1934 Act for a period of at least twelve months immediately preceding the sale of such securities (or for such shorter period that the issuer was required to file such material).

(3) “Eligible Municipal Securities” means "municipal securities," as defined in section 3(a)(29) of the 1934 Act, that have received an investment grade rating from at least one NRSRO; provided, that if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, the securities shall have received one of the three highest ratings from an NRSRO.

(4) “Eligible Rule 144A Offering” means an offering of securities in the U.S. and/or other countries that meets the following conditions: (i) the securities are offered or sold in transactions exempt from registration under section 4(2) of the 1933 Act, Rule 144A thereunder, or Rules 501- 508 thereunder; (ii) the securities are sold to persons that the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144(a)(1); and (iii) the seller and any person acting on behalf of the seller reasonably believe that the securities are eligible for resale to other qualified institutional buyers pursuant to Rule 144A.

(5) “NRSRO” has the same meaning as that set forth in Rule 2a-7(a)(14) under the 1940 Act.

(6) “1933 Act” means the Securities Act of 1933.

(7) “1934 Act” means the Securities Exchange Act of 1934.

(8) “1940 Act” means the Investment Company Act of 1940.

B. STANDARDS AND GUIDELINES

The Board of Directors of The Vantagepoint Funds (the “Funds” and each separate series thereof a “Fund”) has adopted the following standards and guidelines to be followed in the acquisition of securities from an underwriter of those securities by a Fund during the existence of an underwriting or selling syndicate, where a principal underwriter of the securities or an affiliated person of the principal underwriter, is an officer, director, member of an advisory board, investment adviser or employee of the Fund (an “Affiliated Underwriter”).
(1) Type of Security: To be eligible for purchase, the securities must be: (i) part of an issue registered under the 1933 Act that is being offered to the public; (ii) part of an issue of government securities, as defined in Section 2(a)(16) of the 1940 Act; (iii) Eligible Municipal Securities; (iv) securities sold in an Eligible Foreign Offering; or (v) securities sold in an Eligible Rule 144A offering.

(2) Timing and Price: (i) The securities must be purchased before the end of the first day on which any sales are made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); and (ii) if the securities are offered for subscription upon exercise of rights, the securities must be purchased on or before the fourth day preceding the day on which the rights offering terminates.

(3) Reasonable Reliance: For purposes of determining compliance with paragraphs B(1)(v) and B(2) of these procedures, a Fund may reasonably rely upon written statements made by the issuer or a syndicate manager, or by an underwriter or seller of the securities through which the Fund purchases the securities.

(4) Continuous Operation: If the securities to be purchased are part of an issue registered under the 1933 Act that is being offered to the public, are government securities (as defined in Section 2(a)(16) of the 1940 Act), or are purchased pursuant to an Eligible Foreign Offering or an Eligible Rule 144A Offering, the issuer of the securities must have been in continuous operation for not less than three years, including the operations of any predecessors.

(5) Firm Commitment Underwriting: The securities must be offered pursuant to an underwriting or similar agreement under which the underwriters are committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchase any of the securities.

(6) Reasonable Commission: The commission, spread or profit received or to be received by the principal underwriters must be reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time.

(7) Percentage Limit: The amount of securities of any class of such issue to be purchased by a Fund, or by a Fund and one or more other investment companies advised by the same adviser or subadviser, may not exceed: (i) if purchased in an offering other than an Eligible Rule 144A Offering, 25 percent of the principal amount of the offering of such class; or (ii) if purchased in an Eligible Rule 144A Offering, 25 percent of the total of: (a) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in 1933 Act Rule 144A(a)(1); plus (b) the principal amount of the offering of such class in any concurrent public offering (“Volume Limits”). Notwithstanding the foregoing, the purchase of a security, during the existence of an underwriting or selling syndicate, for which an Affiliated Underwriter is a principal underwriter, need not be counted as a purchase by a Fund subject to the Volume Limits, provided (a) the Fund has two or more subadvisers; (b) the purchase is made for a separate and discrete portion of the Fund’s investment portfolio that is managed by a subadviser that is not the Affiliated Underwriter or an affiliated person of the Affiliated Underwriter (except by virtue of serving as subadviser to the separate and discrete portion of the Fund); (c) the subadviser that is, or is affiliated with, an Affiliated Underwriter (“Affiliated Subadviser”) will not consult, directly or indirectly, with Vantagepoint Investment Advisers, LLC (“VIA”) or another subadviser about the transaction (except that VIA may be consulted for purposes of monitoring regulatory compliance); (d) the Affiliated Subadviser’s fees will not be affected by the investment performance of another subadviser; and (e) the Affiliated Subadviser will not (except by virtue of serving, or having an affiliated person who serves, as a subadviser to a different, separate and discrete portion of the Fund) be an affiliated person or an affiliate of an affiliate of VIA, another subadviser of the Fund or a principal underwriter, promoter, officer, director or employee of the Fund.

(8) Prohibition of Certain Affiliate Transactions: A Fund may not purchase the securities being offered directly or indirectly from an officer, director, member of an advisory board, investment adviser or employee of the Fund or from a person of which any such officer, director, member of an advisory board, investment adviser or employee is an affiliated person, including an Affiliated Underwriter; provided, that a purchase from a syndicate manager shall not be deemed to be a purchase from a specific underwriter if: (i) such underwriter does not benefit directly or indirectly from the transaction; or (ii) in respect to the purchase of Eligible Municipal Securities, such purchase is not designated as a group sale or otherwise allocated to the account of any person from whom this paragraph prohibits the purchase.

(9) Periodic Reporting: Each Fund shall report on its Form N-SAR the existence of any transaction effected pursuant to these procedures and a written record of each such transaction setting forth from whom the securities were acquired, the identity of the underwriting syndicate's members, the terms of the transaction, and the information or materials upon which the determination described in paragraph (B)(10) of these procedures was made shall be attached thereto.

(10) Board Review: The Board of Directors of the Funds, including a majority of its members who are not “interested persons” as defined under the 1940 Act, shall approve these procedures and any changes to them, and the Board, including a majority of its members who are not "interested persons" of the Funds as that term is defined under the 1940 Act, shall determine no less frequently than quarterly that all purchases made pursuant to these procedures during the preceding quarter were effected in compliance with such procedures.

(11) Maintenance of Records: The Funds (i) shall maintain and preserve permanently in an easily accessible place a written copy of these procedures (and any change to them) and (ii) shall maintain and preserve for a period not less than six years from the end of the fiscal year in which any transactions effected pursuant to these procedures occurred (the first two years in an easily accessible place) a written record of each such transaction, setting forth from whom the securities were acquired, the identity of the underwriting syndicate's members, the terms of the transaction, and the information or materials upon which the determination described in paragraph (B)(10) of these procedures was made.

(12) Governance of the Funds and Independent Legal Counsel: The Funds will seek to ensure that, at all times--

(a) a majority of the directors of the Funds are not “interested persons” of the Funds, within the meaning of Section 2(a)(19) of the 1940 Act and rules;

(b) those directors who are not “interested persons” of the Funds select and nominate any other disinterested directors of the Funds; and

(c) any person who acts as legal counsel for the disinterested directors of the Funds is an “independent legal counsel,” as defined in Rule 0-1(a)(6) under the 1940 Act.

The Vantagepoint Funds

Record of Securities Purchased

Under the Rule 10f-3 Procedures

1. Name of purchasing Fund: Vantagepoint Growth Fund_________________________________

2.  Issuer: DSW Inc._______________________________________________________________

3.  Date of purchase: 6/28/05____________________________________________________

4. Underwriter from whom purchased: Lehman Brothers_______________________________

5.  Name of Affiliated Underwriter (as defined in the Rule 10f-3 procedures)
     managing or participating in syndicate (attach list of all members of syndicate): National
     Financial Markets Group (NFMG)__________________________________________________

6. Aggregate principal amount of purchase:    600____________________________________

7.  Aggregate principal amount of offering:  14,062,500______________________________

8.  Purchase price (Net of fees and expenses): $19.00_________________________________

9.  Date offering commenced:     6/28/05______________________________________________

10. Offering price at close of first full business day on which any sales are made:     $24.10_______

______________________________________________________________________
11. Commission, spread or profit:     $3,060______________________________________________

12. Were the following conditions satisfied at the time of purchase:
	Yes:	No:
a) Registered Public Offerings: The securities were a part of an issue registered under the Securities Act of 1933, which was being offered to the public.	_X__	_____
b) Government Securities: The securities were a part of an issue of government securities, as defined in Section 2(a)(16) of the 1940 Act.	_____	__X_

    c)  Municipal Securities:  The securities (i) were "municipal securities" as defined in Section 3(a)(29) of the Securities Exchange Act of 1934; (ii) the issuer of such securities received an investment grade rating from a nationally recognized statistical rating organization; and (iii) if the issuer or entity supplying the revenues from which the issue was to be paid had been in continuous operation for less than three years (including the operations of any predecessors), it received one of the three highest ratings from at least one such rating service.

	_____	_X__

    d) Foreign Offerings: The securities were offered publicly under the laws of a country other than the United States and (i) the offering was subject to regulation by a "foreign financial regulatory authority," as defined in Section
                 2(a)(50) of the 1940 Act, in the country in which the public offering occurred; (ii) the securities were offered at a fixed price to all purchasers in the offering
    (except for any rights to purchase securities that were required by law to be granted to existing security holders of the issuer); (iii) financial statements, prepared and audited in accordance with standards required or permitted by the appropriate foreign financial regulatory authority in the country in which the public offering occurred, for the two years prior to the offering, were available to the public and prospective purchasers in connection with the offering; and (iv) if the issuer was a
                 Domestic Issuer (a) it had a class of securities registered pursuant to section 12(b)
                 or 12(g) of the 1934 Act or was required to file reports pursuant to section 15(d)
                 of the 1934 Act; and (b) it filed all the material required to be filed pursuant to section 13(a) or 15(d) of the 1934 Act for a period of at least twelve months immediately preceding the sale of such securities (or for such shorter period that the issuer was required to file such material).

	_____	_X__

     e) Rule 144A Offerings: The securities were (i) offered or sold in transactions exempt from registration under section 4(2) of the 1933 Act, Rule 144A thereunder, or Rules 501- 508 thereunder; (ii) the securities were sold to qualified institutional buyers, as defined in Rule
                144(a)(1); and (iii) the securities were eligible for resale to other qualified institutional buyers pursuant to Rule 144A.

	_____	_X__

    f) In respect of any securities other than municipal securities, the issuer of such securities had been in continuous operation for not less than three years
                (including the operations of predecessors).

	_X_	_____

    g) The purchase price paid did not exceed the offering price at the close of the first full business day on which any sales were made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated).

	_X__	_____
h) The underwriting was a firm commitment underwriting.	_X__	_____
i) The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.	_X__	_____

    j) The amount of such securities of any class of such issue purchased by the Fund, or by the Fund and one or more other investment companies advised by the same adviser or subadviser, did not exceed 25% of the principal amount of the offering of such class or if purchased in a Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers as defined in
                1933 Act Rule 144A(a)(1) plus (ii) the principal amount of the offering of such class in any concurrent public offering (“Volume Limits”). Notwithstanding the foregoing, the purchase of a security, during the existence of an underwriting or selling syndicate, for which an Affiliated Underwriter is a principal underwriter, need not be counted as a purchase by a Fund subject to the Volume Limits, provided (a) the Fund has two or more subadvisers; (b) the purchase is made for a separate and discrete portion of the Fund’s investment portfolio that is managed by a subadviser that is not the Affiliated Underwriter or an affiliated person of the Affiliated Underwriter (except by virtue of serving as subadviser to the separate and discrete portion of the Fund); (c) the subadviser that is, or is affiliated with, an Affiliated Underwriter (“Affiliated Subadviser”) will not consult, directly or indirectly, with VIA or another subadviser about the transaction (except that VIA may be consulted for purposes of monitoring regulatory compliance); (d) such Affiliated
                Subadviser’s fees will not be affected by the investment performance of another subadviser;
                and (e) the Affiliated Subadviser will not (except by virtue of serving, or having an affiliated person who serves, as a subadviser to a different, separate and discrete portion of the Fund) be an affiliated person or an affiliate of an affiliate of VIA, another subadviser of the Fund or a principal underwriter, promoter, officer, director or employee of the Fund.

	_X__	_____
k) No Affiliated Underwriter was a direct or indirect participant or benefited directly or indirectly from, the purchase.	_X__	_____

Approved:__/s/Greg Smith_________________   Date:___9/7/05______________

Board of Directors Review Date:  __9/30/05________________________________